Vertex Energy, Inc. S-8

Exhibit 5.1

February 25, 2021

Vertex Energy, Inc.

1331 Gemini Street, Suite 250

Houston, Texas 77058

Re: Form S-8 Registration Statement

Ladies and Gentlemen:

We have acted as counsel for Vertex Energy, Inc., a Nevada corporation (the “Company”), in connection with the Company’s registration under the Securities Act of 1933, as amended (the “Act”), of the offer and sale of an aggregate of up to 5,500,000 shares of common stock, $0.001 par value (collectively, the “Shares”) of the Company, pursuant to the Company’s Registration Statement on Form S-8 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) on February 25, 2021, which Shares may be issued from time to time in accordance with the terms of the Company’s 2019 Equity Incentive Plan (the “2019 Plan”) and 2020 Equity Incentive Plan (the “2020 Plan”, and collectively with the 2019 Plan, the “Plans”).  The Shares include (a) 811,038 shares of Common Stock issuable upon exercise of outstanding options granted under the 2019 Plan (the “Options” and the shares of common stock issuable upon exercise thereof, the “Option Shares”); and (b) 3,188,962 shares of Common Stock reserved for future issuance under the 2019 Plan and 1,500,000 shares of Common Stock reserved for future issuance under the 2020 Plan (collectively, the “Reserve Shares”).

In reaching the opinions set forth herein, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such documents and records of the Company and such statutes, regulations and other instruments as we deemed necessary or advisable for purposes of this opinion, including (i) the Company’s Articles of Incorporation, as amended to date, (ii) the Company’s Bylaws, as amended and restated to date, (iii) the Registration Statement and the exhibits thereto, (iv) certain resolutions adopted by the Board of Directors of the Company, (v) the Plans, (vi) the minutes relating to the issuance of the Options, (vii) the agreements evidencing the Options (the “Option Agreements”); and (viii) such other certificates, instruments, and documents as we have considered necessary for purposes of this opinion letter. We have also reviewed such matters of law as we considered necessary or appropriate as a basis for the opinion expressed below. As to various questions of fact material to the opinions expressed below, we have, without independent third party verification of their accuracy, relied in part, and to the extent we deemed reasonably necessary or appropriate, upon the representations and warranties of the Company contained in such documents, records, certificates, instruments or representations furnished or made available to us by the Company, including the Registration Statement and, to the extent that we deemed such reliance proper, upon certificates of public officials and officers or other representatives of the Company.

With your permission, we have made and relied upon the following assumptions, without any independent investigation or inquiry by us, and our opinion expressed below is subject to, and limited and qualified by the effect of, such assumptions: (1) all corporate records furnished to us by the Company are accurate and complete; (2) the Registration Statement to be filed by the Company with the Commission will be identical to the form of the document that we have reviewed; (3) all statements as to factual matters that are contained in the Registration Statement (including the exhibits to the Registration Statement) and the Plans are accurate and complete; (4) the Company will issue the Reserve Shares and Option Shares in accordance with the terms of the Registration Statement and the Plans (as applicable)(and in connection with the Option Shares, the Option Agreements); and (5) in connection with each issuance of any Reserve Shares and Option Shares, the Company will duly execute and deliver a stock certificate evidencing the applicable Shares or, with respect to any applicable Shares issued on an uncertificated basis, the Company will comply with applicable laws regarding the documentation of uncertificated securities.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, and having due regard for the legal considerations we deem relevant, we are of the opinion that the Reserved Shares and Option Shares have been duly authorized and when (a) the Reserved Shares and Option Shares are issued by the Company in accordance with the terms of the Plans (as applicable) and the instruments executed pursuant to the Plans, as applicable (including in connection with the Option Shares, the Option Agreements), which govern the awards to which any Reserve Shares and Option Shares relate, and (b) when the payment of the consideration for such Reserve Shares and Option Shares pursuant to the terms of such Plans and award agreements (including in connection with the Options, the Option Agreements) (not less than par value), have been made, such Reserve Shares and Option Shares, as applicable, will be validly issued, fully paid and non-assessable. In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the Nevada Revised Statutes.

This opinion is expressly limited in scope to the Shares enumerated herein which are to be expressly covered by the referenced Registration Statement. Without limiting the generality of the foregoing, we neither express nor imply any opinion regarding the contents of the Registration Statement, other than as expressly stated above with respect to the Shares.

We express no opinion as to the laws of any state or jurisdiction other than the laws governing corporations of the State of Nevada (including applicable provisions of the Nevada Constitution and reported judicial decisions interpreting such laws and such Constitution) and the federal laws of the United States of America. No opinion is expressed herein with respect to the qualification of the Shares under the securities or ‘blue sky’ laws of any state or any foreign jurisdiction. We have made such examination of Nevada law as we have deemed relevant for purposes of this opinion.  We express no opinion as to any county, municipal, city, town or village ordinance, rule, regulation or administrative decision.

This opinion (i) is rendered in connection with the filing of the Registration Statement, (ii) is based upon the law in effect (and published or otherwise generally available) on the date hereof, (iii) is rendered as of the date hereof, and we undertake no, and hereby disclaim any kind of, obligation to advise you of any change or any new developments that might affect any matters or opinions set forth herein, and (iv) is limited to the matters stated herein and no opinions may be inferred or implied beyond the matters expressly stated herein.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and further consent to statements made therein regarding our firm and use of our name under the heading “Legal Matters” in the prospectus constituting a part of such Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act.

Sincerely,

/s/ The Loev Law Firm, PC
The Loev Law Firm, PC